Exhibit 4.1

Regulation A Subscription Booklet

for

Can B̅ Corp.

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Instructions to Prospective Purchasers:

This subscription booklet relates to the sale of up to is offering up to 25,381,673 common shares of Can B̅ Corp., a Florida corporation (the “Company”) pursuant to the Company’s offering under Tier II of Regulation A, promulgated under the Securities Act of 1933, as amended (“Securities Act”).

You should examine the suitability of this type of investment in the context of your needs, investment objectives and financial capabilities and you should make independent investigation and decision as to suitability and as to the risk and potential gain involved with the Company. You are encouraged to consult your attorney, accountant, financial consultant or other business or tax adviser regarding the risks and merits of the proposed investment.

If after investigation and consultation with our advisors you desire to purchase shares of the Company, then please complete and execute the Subscription Agreement included in this Subscription Booklet and provide (i) a government issued form of picture identification (e.g., passport or driver license) or organizational documents if the investor is an entity, and (ii) a completed IRS Form W-9 (collectively, the “Subscription Documents”) to the Company as directed in the Subscription Agreement.

In connection with your subscription, you are required to fund the entire purchase price for your shares at a price of $0.50 per share (the “Subscription Amount”). The Subscription Documents should be delivered by mail at the below address or as otherwise directed by the Company and Subscription Amounts should be delivered by check or wire as below set forth.

Subscription Amounts may be delivered by check to “Can B̅ Corp.” or bank wire as follows:

Check delivery address:	Bank wires may be delivered to:

Can B̅ Corp.	Bank: Investors Bank
960 South Broadway, Suite 120	Wantagh Branch
Hicksville, NY 11801	1164 Wantagh Ave
Wantagh, New York 11793
Account name: Can B̅ Corp.
Account number:
Routing number:

Based on the representations contained in the Subscription Documents and other information of which the Company has actual knowledge, the Company will make the determination whether to proceed with the sale of shares. Any subscription for investment that is not accepted within 30 days is deemed automatically rejected. Rejected Subscription Amounts will be returned with accrued interest, if any.

Your answers will be kept confidential, except to the extent disclosure may be required under any federal or state laws. However, you hereby agree that the Company may present your Subscription Documents to its attorneys, transfer agent and such other parties as it, in its sole discretion, deems appropriate to assure itself that the proposed offer and sale of common shares of the Company will not result in a violation of (i) the registration provisions of the Securities Act, (ii) the securities or “blue sky” laws of any state or (iii) any anti-money laundering statute or regulation.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, the Company encourages you to refer to www.investor.gov.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME.

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THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO INVESTOR IN CONNECTION WITH THIS OFFERING THROUGH THE WEBSITE MAINTAINED BY THE COMPANY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 3 OF THE SUBSCRIPTION AGREEMENT. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH INVESTOR IN THE SUBSCRIPTION DOCUMENTS AND THE OTHER INFORMATION PROVIDED BY INVESTOR IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THIS SUBSCRIPTION BOOKLET, THE OFFERING STATEMENT OR ANY OF THE OTHER MATERIALS RELATING TO THE OFFERING AND PRESENTED TO INVESTORS ON THE COMPANY’S WEBSITE (COLLECTIVELY, THE “OFFERING MATERIALS”) OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISOR AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

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SUBSCRIPTION AGREEMENT

RETURN TO:

Can B̅ Corp.

960 South Broadway, Suite 120

Hicksville, NY 11801

INVESTOR INFORMATION

Name of Investor		Social Security # or Tax I.D.

Street Address

City	State	Zip Code

Phone	Email	State/Nation of Residency

Name and Title of Authorized Representative, if investor is an entity or custodial account

Type of Entity or Custodial Account (IRA, Keogh, corporation, partnership, trust, limited liability company, etc.)

Jurisdiction of Organization	Date of Organization	Account Number

WHEREAS, the Company is offering up to 25,381,673 shares of its common stock pursuant to its Form 1-A POS, as may be amended from time to time (“Offering Statement”), filed with the Securities and Exchange Commission under Tier II of Regulation A promulgated under the Securities Act of 1933, as amended (the “Securities Act”); and the Company has already sold 9,987,250 of the shares covered by the Offering Statement at a price of $0.50 per share and is currently selling the remaining 15,394,423 shares at a price of $0.65 per share.

1. The undersigned (“Investor”) hereby subscribes for the dollar amount (“Subscription Amount”) and number of common shares (“Shares”) of Can B̅ Corp., a Florida corporation (the “Company”) as indicated on the signature page hereto.

2. The Shares will be held by the undersigned as:

______INDIVIDUAL INVESTOR	______ CUSTODIAN ENTITY	______ TENANTS-IN-COMMON

______COMMUNITY PROPERTY	______ CORPORATION	______ JOINT TENANTS

______LLC	______ PARTNERSHIP	______ TRUST

If the Shares are intended to be held as Community Property, as Tenants-In-Common or Joint Tenancy, then each party (spouse) should execute this Agreement.

If the Shares are being acquired by an entity (corporation, partnership, LLC or trust), then additional documentation of the organization and authorization to invest may be required by the Company. Such documents may include, without limitation: articles/certificates of incorporation, by-laws, operating/partnership agreements, certificates of trust or resolutions to invest.

3. Generally, no sale may be made to Investor in this offering if the aggregate purchase price Investor pays is more than 10% of the greater of Investor’s annual income or net worth. Different rules apply to accredited investors and non-natural persons. Investor hereby represents that its investment does not exceed applicable thresholds set forth in Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, the Company encourages you to refer to www.investor.gov.

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4. To induce the Company to accept this subscription, the Investor hereby agrees and represents that:

(a) The Investor has transferred, by wire or by check, funds equal to the Subscription Amount to the Company concurrently with submitting this Subscription Agreement, unless otherwise agreed by the Company.

(b) Within five (5) days after receipt of a written request from the Company, the Investor shall provide such information and execute and deliver such documents as the Company may reasonably request to comply with any and all laws and ordinances to which the Company may be subject, including the securities laws of the United States or any other applicable jurisdiction.

(c) The Company has entered into, and from time to time may enter into, separate subscription agreements with other investors for the sale of Shares to such other investors. The sale of Shares to such other investors and this sale of the Shares shall be separate sales and this Subscription Agreement and the other subscription agreements shall be separate agreements.

(d) The Investor understands the meaning and legal consequences of, and that the Company intends to rely upon, the representations and warranties contained in Sections 3, 4, 5 and 6 hereof, and the Investor hereby agrees to indemnify and hold harmless the Company and each any manager, member, officer, employee, agent or affiliate thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the Investor.

5. The Investor hereby represents and warrants that that the Investor is an Accredited Investor, as defined by Rule 501 of Regulation D under the Securities Act of 1933, and Investor meets at least one of the following criteria (initial all that apply) or that Investor is an unaccredited investor and meets none of the following criteria (initial as applicable):

_____	The Investor is a natural person (individual) whose own net worth, taken together with the net worth of the Investor’s spouse, exceeds $1,000,000, excluding equity in the Investor’s principal residence unless the net effect of his or her mortgage results in negative equity, the Investor should include any negative effects in calculating his or her net worth

_____	The Investor is a natural person (individual) who had an individual income in excess of $200,000 (or joint income with the Investor spouse in excess of $300,000) in each of the two previous years and who reasonably expects a gross income of the same this year.

_____	The Investor is an entity as to which all the equity owners are Accredited Investors. If this paragraph is initialed, the Investor represents and warrants that the Investor has verified all such equity owners’ status as an Accredited Investor.

_____	The Investor is either (i) a corporation, (ii) an organization described in Section 501(c)(3) of the Internal Revenue Code, (iii) a trust, or (iv) a partnership, in each case not formed for the specific purpose of acquiring the securities offered, and in each case with total assets in excess of $5,000,000.

_____	The Investor is not an Accredited Investor and does not meet any of the above criteria.

6. The Investor hereby further represents, warrants, acknowledges and agrees that:

(a) The information provided by the Investor is true and correct in all respects as of the date hereof and the Investor hereby agrees to promptly notify the Company and supply corrective information to the Company if, prior to the consummation of its investment in the Company, any of such information becomes inaccurate or incomplete.

(b) The Investor, if an individual, is over 21 years of age, and the address set forth above is the true residence and domicile of the Investor, and the Investor has no present intention of becoming a resident or domiciliary of any other state or jurisdiction. If a corporation, trust, partnership or other entity, the Investor has its principal place of business at the address set forth above.

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(c) The Investor has had an opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the Company and the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the Investor.

(d) Except as set forth in this Subscription Agreement, no representations or warranties have been made to the Investor by the Company or any partner, agent, employee or affiliate thereof.

(e) The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto. The Investor has consulted its own advisers with respect to its proposed investment in the Company.

(f) The Investor is not making this subscription in any manner as a representative of a charitable remainder unitrust or a charitable remainder trust.

(g) The Investor has the financial ability to bear the economic risk of the Investor’s investment, including a complete loss thereof, has adequate means for providing for its current needs and possible contingencies and has no need for liquidity in its investment.

(h) Investor is acquiring Shares for its own account and not with a view towards distribution.

(i) The Investor acknowledges and understands that:

(i) The Shares are a speculative investment and involve a substantial degree of risk;

(ii) The Company does not have a significant financial or operating history;

(iii) The Shares are being offered pursuant to Regulation A under the Securities Act and have not been registered or qualified under any state blue sky or securities law; and

(iv) Any federal income tax treatment which may be currently available to the Investor may be lost through adoption of new laws or regulations, amendments to existing laws or regulations or changes in the interpretations of existing laws and regulations.

(j) The Investor has carefully reviewed and understands the Company’s Offering Statement, as amended or supplemented, and exhibits included therewith.

(k) The Investor represents and warrants that (i) the Shares are to be purchased with funds that are from legitimate sources in connection with its regular business activities and which do not constitute the proceeds of criminal conduct; (ii) the Shares are not being acquired, and will not be held, in violation of any applicable laws; (iii) the Investor is not listed on the list of Specially Designated Nationals and Blocked Persons maintained by the United States Office of Foreign Assets Control (“OFAC”); and (iv) the Investor is not a senior foreign political figure, or any immediate family member close associate of a senior foreign political figure.

(l) If the Investor is an individual retirement account, qualified pension, profit sharing or other retirement plan, or governmental plans or units (all such entities are herein referred to as a “Retirement Trust”), the Investor represents that the investment in the Company by the Retirement Trust has been authorized by the appropriate person or persons and that the Retirement Trust has consulted its counsel with respect to such investment and the Investor represents that it has not relied on any advice of the Manager or its affiliates in making its decision to invest in the Company.

(m) Neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof, will conflict with, or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, mortgage, indenture, lease, instrument, order, judgment, statute, law, rule or regulation to which Investor is subject.

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(n) Investor has all requisite power and authority to (i) execute and deliver this Agreement, and (ii) to carry out and perform its obligations under the terms of this Agreement. This Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of Investor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights generally in effect from time to time and by general principles of equity.

(o) Investor has carefully reviewed all of the Company’s filings filed by the Company since the Company’s Offering Statement was qualified by the SEC and understands the information contained therein.

7. It is understood that this subscription is not binding on the Company until accepted by the Company. The Company may accept or reject this subscription in whole or in part.

8. The Company reserves the right to request such information as is necessary to verify the identity of the Investor. The Investor shall promptly on demand provide such information and execute and deliver such documents as the Company may request to verify the accuracy of the Investor’s representations and warranties herein or to comply with the USA PATRIOT Act of 2001, as amended (the “Patriot Act”), certain anti-money laundering laws or any other law or regulation to which the Company may be subject (the “Relevant Legislation”). In addition, by executing this Subscription Agreement the Investor authorizes the Company to provide the Company’s legal counsel and any other appropriate third party with information regarding the Investor’s account, until the authorization is revoked by the Investor in writing to the Company.

9. The Company represents and warrants to the Investor that:

(a) The Company is duly formed and validly existing in good standing as a corporation under the laws of the State of Florida, and has all requisite power and authority to carry on its business as now conducted.

(b) The execution, delivery and performance by the Company of this Subscription Agreement have been authorized by all necessary action on behalf of the Company, and this Subscription Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

10. Miscellaneous.

(a) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b) This Subscription Agreement is not transferable or assignable by Subscriber without the prior written consent of the Company.

(c) The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Subscriber and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

(d) None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber.

(e) The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(f) This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

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(g) The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(h) The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(i) This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(j) No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law

(k) Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed, telecopied or cabled, on the date of such delivery to the respective parties at the addresses set forth on the signature page hereto with respect to the Investor and first above set forth with respect to the Company.

[EXECUTION PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date set forth below.

_________________, 20___	_________________________________
Date	Name of Investor

$_________________	_________________________________
Subscription Amount	Signature

__________________	_________________________________
# of Common Shares	Title (if the Investor is not a natural person)

Signatures of Additional Investors, as necessary:

________________________________	________________________________
Name of Investor	Name of Investor

_________________________________	_________________________________
Signature	Signature

_________________________________	_________________________________
Title (if the Investor is not a natural person)	Title (if the Investor is not a natural person)

Company Acceptance:

The foregoing subscription is hereby accepted on behalf of the Company the ____ day of _______________, 20___.

The Subscription in the amount of $_________________ is accepted for _________________ Common Shares.

Signed:
Name:	Marco Alfonsi
Title:	Chief Executive Officer

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